As filed with the Securities and Exchange Commission on October 14, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOLASE TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	87-0442441
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4 Cromwell

Irvine, California 92618

(Address of Principal Executive Offices including Zip Code)

BIOLASE TECHNOLOGY, INC. 2002 STOCK INCENTIVE PLAN, as amended

(Full Title of the Plan)

Federico Pignatelli Chairman and Chief Executive Officer 4 Cromwell Irvine, California 92618 (949) 361-1200	With a Copy to: Michael C. Carroll Esq. Carroll & Carroll, P.C. 18101 Von Karman Avenue, Suite 330 Irvine, California 92612 (949) 340-7375

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,000,000	$3.36	$3,360,000	$385.06

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares of common stock (the “Common Stock”) of Biolase Technology, Inc. (the “Registrant” or the “Company”) which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Biolase Technology, Inc. 2002 Stock Incentive Plan, as amended (the “Plan”).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price for the shares of our Common Stock set forth in this Registration Statement are calculated on the basis of the average of the high and low trading prices of our Common Stock, as reported on the Nasdaq Capital Market on October 7, 2011.

REGISTRATION OF ADDITIONAL SECURITIES

The Registrant has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act to register 1,000,000 additional shares of Common Stock issuable pursuant to the Plan. The Plan, including shares available for the Plan, has been previously approved by the Registrant’s stockholders.

Pursuant to the registration statement on Form S-8 (File 333-144095) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on June 27, 2007 (the “2007 Registration Statement”), the Registrant previously registered 1,000,000 shares of Common Stock under the Plan. Pursuant to the registration statement on Form S-8 (File 333-130677) filed by the Registrant with the SEC on December 23, 2005 (the “2005 Registration Statement”), the Registrant previously registered 1,950,000 shares of Common Stock under the Plan. Pursuant to the registration statement on Form S-8 (File 333-112173) filed by the Registrant with the SEC on January 23, 2004 (the “2004 Registration Statement,” and collectively with the 2005 Registration Statement and the 2007 Registration Statement, the “Prior Registration Statements”), the Registrant previously registered 3,000,000 shares of Common Stock under the Plan. In accordance with the General Instructions to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan. These documents are not being filed with the SEC either as part of this registration statement (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 23, 2011;

(b) The description of the Registrant’s common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on December 29, 1998, and any amendments or reports filed for the purpose of updating such description; and

(c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), since the end of the fiscal year covered by the audited financial statements described in (a) above (to the extent that items contained in such reports are furnished but not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (or otherwise subject to the liabilities of Section 18), such items are not incorporated by reference).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

As authorized by Section Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company’s Fifth Amended and Restated Bylaws also provides for mandatory indemnification of our directors, officers, employees and agents to the fullest extent permissible under Delaware law.

The Company’s Restated Certificate of Incorporation provides that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Company has entered into agreements with each of its directors and executive officers that require it to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which each may be made a party by reason of the fact that each is or was a director or officer of the company or any of its affiliates, provided the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements also establish procedures that will apply if a claim for indemnification arises under the agreements.

The Company maintains a policy of directors’ and officers’ liability insurance that insures its directors and officers against the costs of defense, settlement or payment of a judgment under some circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description of Exhibit

4 .1	Restated Certificate of Incorporation of Biolase Technology, Inc., as amended(1)

4 .2	Fifth Amended and Restated Bylaws of Biolase Technology, Inc.(2)

4 .3	Certificate of Designations, Preferences and Rights of 6% Redeemable Cumulative Convertible Preferred Stock of Biolase Technology, Inc. (Included in Exhibit 4.1.)

4 .4	Certificate of Designations, Preferences and Rights of Series A 6% Redeemable Cumulative Convertible Preferred Stock of Biolase Technology, Inc. (Included in Exhibit 4.1.)

4 .5	Certificate of Correction Filed to Correct a Certain Error in the Certificate of Designation of Biolase Technology, Inc. filed in the Office of Secretary of State of Delaware on July 25, 1996. (Included in Exhibit 4.1.)

4 .6	Certificate of Designations of Series B Junior Participating Cumulative Preferred Stock of Biolase Technology, Inc. (Included in Exhibit 4.1.)

4 .7	Rights Agreement, dated as of December 31, 1998, between the Registrant and U.S. Stock Transfer Corporation.(3)

4 .8	Amendment to Stockholder Rights Agreement, dated as of December 19, 2008, by and between Biolase Technology, Inc. and Computershare Trust Company, N.A., as Rights Agent(2)

4 .9	Form of Rights Certificate with respect to the Rights Agreement (Included in Exhibit 4.7)

4 .10	Specimen of Common Stock Certificate(4)

4 .11	Biolase Technology, Inc. 2002 Stock Incentive Plan, as amended(5)

5 .1*	Opinion of Carroll & Carroll, P.C.

23 .1*	Consent of Carroll & Carroll, P.C. (filed as part of Exhibit 5.1)

23 .2*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

24 .1	Power of Attorney (contained on signature page)

*	Filed herewith.

(1)	Incorporated by reference herein to Exhibit 3.1 of the registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on December 23, 2005.
(2)	Incorporated by reference herein to Exhibit 3.1 of the registrant’s Current Report on Form 8-K, filed with the SEC on July 7, 2010.
(3)	Incorporated by reference herein to Exhibit 1 of the registrant’s Registration Statement on Form 8-A, filed with the SEC on December 29, 1998.
(4)	Incorporated by reference herein to Exhibit 4.1 of the registrant’s Registration Statement on Form S-3, filed with the SEC on June 3, 2002.
(5)	Incorporated by reference herein to Appendix A to the registrant’s Proxy Statement on Schedule 14A, filed with the SEC on March 31, 2011.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Biolase Technology, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 14th day of October, 2011.

BIOLASE TECHNOLOGY, INC.

By:	/s/ Federico Pignatelli
Federico Pignatelli
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Federico Pignatelli and Frederick D. Furry, or any one of them, his attorneys-in-fact and agents, each with full power of substitution and re-substitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Federico Pignatelli Federico Pignatelli	Chairman, Chief Executive Officer, and Director (Principal Executive Officer)	October 14, 2011

/s/ Frederick D. Furry Frederick D. Furry	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 14, 2011

/s/ Alexander K. Arrow Alexander K. Arrow	Director	October 14, 2011

/s/ Norman J. Nemoy Norman J. Nemoy	Director	October 14, 2011

/s/ Gregory E. Lichtwardt Gregory E. Lichwardt	Director	October 14, 2011

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4 .1	Restated Certificate of Incorporation of Biolase Technology, Inc., as amended(1)

4 .2	Fifth Amended and Restated Bylaws of Biolase Technology, Inc.(2)

4 .3	Certificate of Designations, Preferences and Rights of 6% Redeemable Cumulative Convertible Preferred Stock of Biolase Technology, Inc. (Included in Exhibit 4.1.)

4 .4	Certificate of Designations, Preferences and Rights of Series A 6% Redeemable Cumulative Convertible Preferred Stock of Biolase Technology, Inc. (Included in Exhibit 4.1.)

4 .5	Certificate of Correction Filed to Correct a Certain Error in the Certificate of Designation of Biolase Technology, Inc. filed in the Office of Secretary of State of Delaware on July 25, 1996. (Included in Exhibit 4.1.)

4 .6	Certificate of Designations of Series B Junior Participating Cumulative Preferred Stock of Biolase Technology, Inc. (Included in Exhibit 4.1.)

4 .7	Rights Agreement, dated as of December 31, 1998, between the Registrant and U.S. Stock Transfer Corporation.(3)

4 .8	Amendment to Stockholder Rights Agreement, dated as of December 19, 2008, by and between Biolase Technology, Inc. and Computershare Trust Company, N.A., as Rights Agent(2)

4 .9	Form of Rights Certificate with respect to the Rights Agreement (Included in Exhibit 4.7)

4 .10	Specimen of Common Stock Certificate(4)

4 .11	Biolase Technology, Inc. 2002 Stock Incentive Plan, as amended(5)

5 .1*	Opinion of Carroll & Carroll, P.C.

23 .1*	Consent of Carroll & Carroll, P.C. (filed as part of Exhibit 5.1)

23 .2*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

24 .1	Power of Attorney (contained on signature page)

*	Filed herewith.
(1)	Incorporated by reference herein to Exhibit 3.1 of the registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on December 23, 2005.
(2)	Incorporated by reference herein to Exhibit 3.1 of the registrant’s Current Report on Form 8-K, filed with the SEC on July 7, 2010.
(3)	Incorporated by reference herein to Exhibit 1 of the registrant’s Registration Statement on Form 8-A, filed with the SEC on December 29, 1998.
(4)	Incorporated by reference herein to Exhibit 4.1 of the registrant’s Registration Statement on Form S-3, filed with the SEC on June 3, 2002.
(5)	Incorporated by reference herein to Appendix A to the registrant’s Proxy Statement on Schedule 14A, filed with the SEC on March 31, 2011.